UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2021

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Effective as of December 17, 2021, Hurco Companies, Inc. (the “Company”), Bank of America, N.A. (the “Bank”), and certain wholly-owned subsidiaries of the Company (the “Loan Party Subsidiaries” and, together with the Company, the “Loan Parties”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”). The Third Amendment amends the Credit Agreement, dated as of December 31, 2018, among the Company, the Bank, and the Loan Party Subsidiaries, as amended by that First Amendment dated as of March 13, 2020, and that Second Amendment dated as of December 23, 2020 (as so amended, the “Credit Agreement”), and other documents and/or transactions contemplated thereby, as follows:

●	extended the scheduled maturity date under the Credit Agreement from December 31, 2021 to December 31, 2023;

●	replaced the London Interbank Offered Rate with (i) the secured overnight financing rate (“SOFR”) with respect to term rate loans denominated in U.S. dollars, (2) the Sterling Overnight Index Average Reference Rate (“SONIA”) with respect to daily rate loans denominated in British pounds sterling (“Sterling”) and (iii) the Euro Interbank Offered Rate (“EURIBOR”) with respect to term rate loans denominated in Euros;

●	set the interest rate premium at 1.00% for SOFR term loans, letter of credit fees, and term rate and daily rate loans denominated in Euros, Sterling or any other currency (other than U.S. dollars) approved in accordance with the terms of the Credit Agreement;

●	eliminated the springing liquidity covenant;

●	increased the minimum tangible net worth requirement in the Credit Agreement from $170.0 million to approximately $176.5 million;

●	created procedures and guidelines for establishing successor benchmark rates and related adjustments to interest rates accruing under the Credit Agreement if SOFR, SONIA, EURIBOR or other underlying applicable benchmark rates are no longer available; and

●	reaffirmed the Loan Parties’ obligations under the Credit Agreement and related loan documents, including the Loan Party Subsidiaries’ guaranty of the Company’s obligations thereunder.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the complete terms and provisions of the Third Amendment to Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit Index

10.1

Third Amendment to Credit Agreement, dated as of December 17, 2021, to the Credit Agreement, dated as of December 31, 2018, among Hurco Companies, Inc. and Hurco B.V., as the Borrowers, certain subsidiaries party thereto, as the Guarantors, and Bank of America, N.A., as the Lender

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer